Exhibit 10.1

TRANSITION SERVICES AGREEMENT
by and between
VISTA OUTDOOR INC.
and
REVELYST, INC.
Dated as of November 27, 2024

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant customarily and actually treats as private or confidential.

TABLE OF CONTENTS
Page
ARTICLE I
Definitions
SECTION 1.01.    Definitions    1
ARTICLE II

Services
SECTION 2.01.    Provision of Services    4
SECTION 2.02.    Service Managers; Contacts    4
SECTION 2.03.    Personnel; Sub-Contractors    5
SECTION 2.04.    Standard of Performance    5
SECTION 2.05.    DISCLAIMER OF WARRANTIES    6
SECTION 2.06.    Service Amendments and Additions    6
SECTION 2.07.    No Management Authority    6
ARTICLE III

Migration Services
SECTION 3.01.    Migration Services    7
ARTICLE IV

Access and Security
SECTION 4.01.    Access; Cooperation    7
SECTION 4.02.    Security    8
ARTICLE V

Limitations
SECTION 5.01.    Consents    8
SECTION 5.02.    Compliance with Laws    9
SECTION 5.03.    Force Majeure    9
SECTION 5.04.    Interim Basis Only    9
SECTION 5.05.    Third Parties    9
i

ARTICLE VI

Intellectual Property and Data
SECTION 6.01.    Use of Intellectual Property    10
SECTION 6.02.    Ownership of Intellectual Property    10
SECTION 6.03.    Title to Intellectual Property; Title to Data    10
SECTION 6.04.    Third-Party Software    10
SECTION 6.05.    Data Privacy    11
ARTICLE VII

Compensation
SECTION 7.01.    Compensation for Services    11
SECTION 7.02.    Payment Terms    11
SECTION 7.03.    Books and Records    12
SECTION 7.04.    Withholding    12
SECTION 7.05.    No Offset    12
ARTICLE VIII

Term
SECTION 8.01.    Commencement    12
SECTION 8.02.    Service Extension    13
SECTION 8.03.    Termination    13
SECTION 8.04.    Effect of Termination    14
SECTION 8.05.    Return of Books, Records and Files    14
ARTICLE IX

Indemnification; Limitation on Liability
SECTION 9.01.    Indemnification    14
SECTION 9.02.    Limitation on Liability    15
ARTICLE X

Other Covenants
SECTION 10.01.    Attorney-in-Fact    17
ii

ARTICLE XI

Miscellaneous
SECTION 11.01.    Disputes    17
SECTION 11.02.    Separation Agreement    17
SECTION 11.03.    Relationship of Parties    17
SECTION 11.04.    Confidentiality    17
SECTION 11.05.    Counterparts; Entire Agreement    18
SECTION 11.06.    Governing Law; Jurisdiction    18
SECTION 11.07.    Assignability    18
SECTION 11.08.    Third-Party Beneficiaries    18
SECTION 11.09.    Notices    19
SECTION 11.10.    Survival    19
SECTION 11.11.    Severability    19
SECTION 11.12.    Headings    19
SECTION 11.13.    Waivers of Default    19
SECTION 11.14.    Amendments    19
SECTION 11.15.    Interpretation    19

Schedule A	-	Services to be Provided to Revelyst, Inc.
Schedule B	-	Services to be Provided to Vista Outdoor Inc.
Schedule C	-	Data Processing Addendum
iii

TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of November 27, 2024, by and between VISTA OUTDOOR INC., a Delaware corporation (“Vista Outdoor”), and REVELYST, INC., a Delaware corporation (“Revelyst”).
RECITALS
WHEREAS, Vista Outdoor and Revelyst are parties to that certain Separation Agreement, dated October 15, 2023 (the “Separation Agreement”), pursuant to which, among other things, the Revelyst Business (as defined in the Separation Agreement) shall be transferred by Vista Outdoor to Revelyst on the terms and subject to the conditions set forth therein;
WHEREAS, Vista Outdoor, Revelyst, CSG Elevate II Inc., a Delaware corporation (“Parent”), CSG Elevate III Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and, solely for the purposes of the Guarantor Provisions (as defined in the Merger Agreement), CZECHOSLOVAK GROUP a.s., a joint stock company incorporated under the laws of the Czech Republic (“Guarantor”), are parties to that certain Agreement and Plan of Merger, dated October 15, 2023 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Vista Outdoor, with Vista Outdoor surviving as a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth therein;
WHEREAS, in connection with the Separation (as defined in the Separation Agreement) and the Merger (as defined in the Merger Agreement), each of Vista Outdoor and Revelyst has agreed to provide to the other certain services, as more particularly described in this Agreement, for a limited period of time following the Closing Date (as defined in the Merger Agreement); and
WHEREAS, each of Vista Outdoor and Revelyst desires to reflect the terms of their agreement with respect to such services.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by this Agreement, Vista Outdoor and Revelyst, for themselves, their successors and assigns, agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Definitions. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Separation Agreement. In addition, the following terms have the following meanings:
“Additional Services” has the meaning ascribed thereto in Section 2.06(b).
“Agreement” has the meaning ascribed thereto in the preamble.
“Applicable Termination Date” means, with respect to each Service, the date that is specified with respect to such Service in Schedule A or Schedule B, as applicable.

“Benchmark Rate” means (a) Term SOFR, determined on the first day following the due date of the applicable payment and thereafter on the first business day of each succeeding calendar month or (b) upon the occurrence of a Benchmark Replacement Date, such replacement benchmark rate as is mutually agreed by the Parties in accordance with market convention at such time.
“Benchmark Replacement Date” means the date on which the Term SOFR Administrator permanently or indefinitely ceases to publish the Term SOFR Reference Rate for a one month tenor.
“Contact” means either the Provider Contact or the Receiver Contact, as the context requires.
“Cost of Services” means, with respect to each Service, the amount specified with respect to such Service in Schedule A or Schedule B, as applicable.
“Dispute” has the meaning ascribed thereto in Section 11.01.
“Dispute Notice” has the meaning ascribed thereto in Section 11.01.
“Existing Contract” has the meaning ascribed thereto in Section 5.01(a).
“Force Majeure Event” has the meaning ascribed thereto in Section 5.03.
“Function” means a business function identified in Schedule A or Schedule B, as applicable.
“Group” means either the Vista Outdoor Group or the Revelyst Group, as the context requires.
“Indemnitee” means a Vista Outdoor Indemnitee or a Revelyst Indemnitee, as the context requires.
“Merger Agreement” has the meaning ascribed thereto in the recitals.
“Merger Sub” has the meaning ascribed thereto in the recitals.
“Migration Services” has the meaning ascribed thereto in Section 3.01.
“Parent” has the meaning ascribed thereto in the recitals.
“Party” means either party hereto, and “Parties” means both parties hereto.
“Provider” means any member of the Vista Outdoor Group or the Revelyst Group, as applicable, in its capacity as the provider of any Services to any member of the Revelyst Group or the Vista Outdoor Group, respectively.
“Provider Contact” has the meaning ascribed thereto in Section 2.02(b).

“Receiver” means any member of the Revelyst Group or the Vista Outdoor Group, as applicable, in its capacity as the receiver of any Services from any member of the Vista Outdoor Group or the Revelyst Group, respectively.
“Receiver Contact” has the meaning ascribed thereto in Section 2.02(b).
“Revelyst” has the meaning ascribed thereto in the preamble.
“Sales Taxes” has the meaning ascribed thereto in Section 7.01(c).
“Separation Agreement” has the meaning ascribed thereto in the recitals.
“Service Extension” has the meaning ascribed thereto in Section 8.02.
“Service Manager” has the meaning ascribed thereto in Section 2.02(a).
“Services” means the individual services included within the various Functions identified in Schedule A or Schedule B, as applicable.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Sub-Contractor” has the meaning ascribed thereto in Section 2.03(b).
“Term SOFR” means, on any date of determination, the Term SOFR Reference Rate for a one month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such date of determination, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S.” means the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Vista Outdoor” has the meaning ascribed thereto in the preamble.
ARTICLE II

Services
SECTION 2.01. Provision of Services.
(a) Commencing immediately after the Closing Date, Vista Outdoor shall, and shall cause the applicable members of the Vista Outdoor Group to, (i) provide to Revelyst and the applicable members of the Revelyst Group the Services set forth in Schedule A in accordance with the terms of this Agreement and (ii) pay, perform, discharge and satisfy, as and when due, its and their respective obligations as Receivers under this Agreement, in each case in accordance with the terms of this Agreement.
(b) Commencing immediately after the Closing Date, Revelyst shall, and shall cause the applicable members of the Revelyst Group to, (i) provide to Vista Outdoor and the applicable members of the Vista Outdoor Group the Services set forth in Schedule B in accordance with the terms of this Agreement and (ii) pay, perform, discharge and satisfy, as and when due, its and their respective obligations as Receivers under this Agreement, in each case in accordance with the terms of this Agreement.
SECTION 2.02.     Service Managers; Contacts.
(a) Each Party agrees to appoint an employee representative (each, a “Service Manager”) who shall have overall responsibility for implementing, managing and coordinating the Services pursuant to this Agreement on behalf of such Party. The Service Managers will use commercially reasonable efforts to meet on a monthly basis, in person or virtually during normal business hours and with reasonable notice, at a time mutually acceptable to both Service Managers, to discuss performance of the Services, any issues relating thereto and plans to address any such issues, during the term of this Agreement.
(b) For each Service or Function set forth on Schedule A and Schedule B, as applicable, the Provider and Receiver shall each appoint an employee representative (each, a “Provider Contact” or “Receiver Contact”, respectively) who shall have responsibility for implementing, managing and coordinating such Service or Function pursuant to this Agreement on behalf of the Provider or Receiver, as applicable.
(c) Initially, the Service Managers and Contacts shall be the individuals set forth on Schedule A or Schedule B, as applicable. At any time upon notice given in accordance with Section 11.09, (i) either Party may change its designated Service Manager and (ii) any Provider or Receiver may change any of its designated Contacts.

SECTION 2.03.     Personnel; Sub-Contractors.
(a) The Provider shall determine the personnel who shall perform the Services to be provided by it. All personnel providing Services shall remain at all times, and be deemed to be, employees or representatives solely of the Provider responsible for providing such Services (or the applicable Affiliate or Sub-Contractor of such Provider) for all purposes, and not to be employees or representatives of the Receiver. Without limiting the Provider’s other obligations under this Agreement, the Provider will use commercially reasonable efforts to assign sufficient resources and qualified personnel as are reasonably required to perform the Services; provided that the Provider will not be required to replace employees or hire additional employees, provide incentives to employees or retain the employment of any particular employee or retain the services of any particular Sub-Contractor. The Provider (or the applicable Affiliate or Sub-Contractor of such Provider) shall be solely responsible for payment of (i) all compensation, (ii) all income, disability, withholding and other employment taxes and (iii) all medical benefit premiums, vacation pay, sick pay and other employee benefits payable to or with respect to personnel who perform Services on behalf of such Provider. All such personnel shall be under the sole direction, control and supervision of the Provider and the Provider has the sole right to exercise all authority with respect to the employment, substitution, termination, assignment and compensation of such personnel.
(b) The Provider may, at its option, from time to time, (i) delegate any or all of its obligations to perform Services under this Agreement to any one or more of its Affiliates or (ii) with the written consent of the Receiver (not to be unreasonably withheld, conditioned or delayed), engage the services of any one or more professionals, consultants or other third parties (each, a “Sub-Contractor”) in connection with the performance of the Services; provided, however, that (i) the Provider shall remain ultimately responsible for ensuring that its obligations with respect to the manner, scope, timeframe, nature, quality and other aspects of the Services are satisfied with respect to any Services provided by any such Affiliate or Sub-Contractor and shall be liable for any failure of a Sub-Contractor to so satisfy such obligations (and any breaches of any provision hereof), and (ii) such Sub-Contractor shall agree in writing to be bound by confidentiality provisions at least as restrictive to it as the terms of Section 11.04 of this Agreement. Except as agreed by the Parties in Schedule A or Schedule B, as applicable, or otherwise in writing, any costs associated with engaging the services of an Affiliate of the Provider or a Sub-Contractor shall not affect the Cost of Services payable by the Receiver under this Agreement, and the Provider shall remain solely responsible with respect to payment for such Affiliate’s or Sub-Contractor’s costs, fees and expenses.
SECTION 2.04.     Standard of Performance.
(a) The Services shall be performed in a manner, scope, timeframe, nature and quality, with the level of care, and to the extent and service level that, in each case are substantially consistent in all material respects with the Services as provided to the Revelyst Business or the Vista Outdoor Business, as applicable, during the 12 month period immediately prior to the Closing Date, unless the Services are being provided by a Sub-Contractor (in accordance with Section 2.02(b)) who is also providing the same services to the Provider or any other member of the Provider’s Group, in which case the Services performed for the Receiver shall be substantially consistent in all material respects (including with respect to scope, timeframe, nature, quality, level of care, extent and service level) with such services as are being performed for the Provider or such other member of the Provider’s Group, as applicable. If the Provider has not provided such Services (or substantially similar services) during the 12 month period immediately prior to the Closing Date, then the Provider shall use commercially reasonable efforts to perform the Services in a competent and professional manner consistent with industry standards. In all cases, the Services shall be provided in accordance with applicable Law and performed by competent and appropriately qualified personnel.

(b) The Parties acknowledge that the Provider may make changes from time to time in the manner of performing Services if the Provider is making similar changes in performing the same or substantially similar Services for itself or other members of the Provider’s Group; provided, however, that, unless expressly contemplated in Schedule A or Schedule B, such changes shall not affect the Cost of Services for such Services payable by the Receiver under this Agreement or decrease the manner, scope, timeframe, nature, quality or level of the Services provided to the Receiver, except upon prior written approval of the Receiver.
SECTION 2.05.     DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.04, THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT ARE FURNISHED WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NO MEMBER OF EITHER GROUP MAKES ANY REPRESENTATION OR WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN.
SECTION 2.06.     Service Amendments and Additions.
(a) Subject to this Section 2.06, the Parties agree that, as of the Closing Date, (i) the Services set forth in Schedule A constitute all of the Services to be provided by members of the Vista Outdoor Group to members of the Revelyst Group and (ii) the Services set forth in Schedule B constitute all of the Services to be provided by members of the Revelyst Group to members of the Vista Outdoor Group.
(b) Each Party may request the other Party to provide, or cause the applicable members of the other Party’s Group to provide, amended or additional services that are not the Services identified in Schedule A or Schedule B, as applicable, as of the Closing Date (“Additional Services”). If a Party requests any Additional Services, (i) with respect to any Additional Services that (A) such Party requests within ninety (90) days of the date of this Agreement, (B) such Party reasonably believes is necessary for the continued operation of its business and (C) were provided by the other Party or the applicable members of the other Party’s Group prior to the Closing Date, the other Party shall cooperate in good faith to modify the Schedules or enter into additional Schedules and provide such Additional Services, and (ii) with respect to any Additional Services that do not satisfy the conditions set forth in the foregoing clause (i), the other Party may, in its sole discretion, agree to provide, or cause the applicable members of its Group to provide, such other Additional Services.
(c) If a Party agrees to provide, or cause the applicable members of its Group to provide, Additional Services pursuant to this Section 2.06, then the Parties shall in good faith negotiate an amendment to Schedule A or Schedule B, as applicable, which shall describe in detail the service or function, as applicable, project scope, term, price and payment terms for such Additional Services. Once agreed upon in writing, the amendment to Schedule A or Schedule B, as applicable, shall be deemed part of this Agreement as of the date of such amendment and the Additional Services shall be deemed “Services” or “Functions”, as applicable, provided hereunder, in each case subject to the terms and conditions of this Agreement.
SECTION 2.07.    No Management Authority. Notwithstanding anything to the contrary contained in this Agreement (including Schedule A or Schedule B), no Provider (or any Affiliate or Sub-Contractor of such Provider) shall be authorized by, or shall have any responsibility under, this Agreement to make any management, business or regulatory decisions on behalf of any Receiver as part of providing the Services.
ARTICLE III

Migration Services
SECTION 3.01. Migration Services. The Provider shall, and shall use commercially reasonable efforts to cause its Affiliates and Sub-Contractors to, assist the Receiver in connection with the transition from the performance of Services by the Provider to the performance of such Services by the Receiver or third parties engaged by the Receiver, which efforts may include assistance with the transfer of records, segregation and migration of historical data, the transition to non-Provider systems and cooperation with and assistance to any third party consultants engaged by the Receiver in connection with the transition (“Migration Services”), taking into account (a) the need to minimize the cost of such transition and the disruption to the ongoing business activities of the Parties and their respective Affiliates and (b) the Parties’ rights and obligations with respect to protecting confidential Information, personal data and privilege in accordance with Sections 6.01(c), 6.01(d) and 6.09 of the Separation Agreement; provided, however, that (i) the Provider shall not have any obligation to provide any data in any format other than the format in which such data was originally generated and (ii) the Provider shall be reimbursed for its reasonable and documented out-of-pocket costs incurred in connection with providing such Migration Services. This Section 3.01 shall be in addition to, and shall not be deemed to limit, the provisions of Section 6.09(b) of the Separation Agreement and Section 8.05 hereof.
ARTICLE IV

Access and Security
SECTION 4.01. Access; Cooperation. The Parties shall cooperate in good faith to the extent necessary or appropriate to facilitate the performance and receipt of the Services in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, (a) each Party shall make available on a timely basis to the other Party all information and materials requested by the other Party to the extent reasonably necessary for the performance or receipt of the Services, provided that neither Party nor any member of its Group shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the Parties shall use their respective commercially reasonable efforts to cause any such access to be provided or information to be disclosed in a manner that would not result in such jeopardy or contravention), (b) each Party shall, and shall cause the other members of its Group and their respective Sub-Contractors, if applicable, to, upon reasonable notice, give or cause to be given to the other Party, the other members of the other Party’s Group and their respective Sub-Contractors, if applicable, reasonable access, during regular business hours and at such other times as are reasonably required, to the relevant premises and personnel of such Party to the extent reasonably necessary for the performance or receipt of the Services and (c) each Party shall, and shall cause the other members of its Group and their respective Sub-Contractors, if applicable, to, give the other Party, the other members of the other Party’s Group and their respective Sub-Contractors, if applicable, reasonable access to, and all necessary rights to utilize, the information, facilities, personnel, assets, systems and technologies of such Party and the other members of its Group, in each case to the extent reasonably necessary for the performance or receipt of the Services. Each Party shall, and shall cause the other members of its Group and their respective Sub-Contractors, if applicable, to, when on the property of the other Party, or when given access to any facilities of the other Party, to follow applicable Laws and all of the other Party’s policies and procedures concerning health, safety, conduct and security (which are made known to the Party receiving such access from time to time) in all material respects.
SECTION 4.02. Security.
(a) Each Party shall, and shall cause the other members of its Group, their respective Sub-Contractors, if applicable, and the personnel of the foregoing, to: (i) not attempt to obtain access to, use or interfere with any IT Systems of the other Party or any other member of the other Party’s Group, or any confidential or competitively sensitive information owned, used or processed by the other Party, except to the extent reasonably necessary to do so to provide or receive Services; (ii) maintain reasonable security measures to protect the IT Systems of the other Party and the other members of the other Party’s Group to which it has access pursuant to this Agreement from access by unauthorized third parties; and (iii) not disable, damage, erase, disrupt or impair the normal operation of the IT Systems of the other Party or any other member of the other Party’s Group.
(b) Each Party shall (i) immediately notify the other Party of any confirmed misuse, disclosure or loss of, or inability to account for, any confidential or competitively sensitive information of the other Party and any confirmed unauthorized access to such first Party’s facilities, systems or network that could impact the confidential or competitively sensitive information or facilities, systems or network of the other Party; and such first Party shall investigate such confirmed security incidents and reasonably cooperate with the other Party’s incident response team, supplying logs and other necessary information to mitigate and limit the damages resulting from such a security incident; provided that such other Party agrees to reimburse the first Party for time spent and actual travel expenses incurred in connection with any such investigation relating to a security incident for which the first Party is not at fault; and (ii) subject to applicable Law, use commercially reasonable efforts to comply with any reasonable requests to assist the other Party with its electronic discovery obligations related to the Services; provided that such other Party agrees to reimburse the first Party for time spent and actual travel expenses incurred in connection with such response.
ARTICLE V

Limitations
SECTION 5.01. Consents.
(a) Nothing in this Agreement shall be deemed to require the provision of any Service by any Provider (or any Affiliate or Sub-Contractor of such Provider) to any Receiver if the provision of such Service requires the Consent of any Person (including any Governmental Authority), whether under applicable Law, by the terms of any contract in existence as of the date of this Agreement to which such Provider or any other member of the Provider’s Group is a party or otherwise (each, an “Existing Contract”), unless and until, subject to the last sentence of Section 5.01(c), such Consent has been obtained.
(b) The Provider shall use commercially reasonable efforts to obtain as promptly as possible any Consent of any Person (including any Governmental Authority) or to amend any Existing Contract, as may be necessary for the performance of the Provider’s obligations pursuant to this Agreement; provided that the Provider will not be required to seek any other more favorable terms for the Receiver under any such Existing Contract. Any fees, expenses or costs incurred in connection with obtaining any such Consent or amending any such Existing Contract shall be paid by the Receiver, and the Receiver shall use commercially reasonable efforts to provide assistance as necessary in obtaining such Consents or amendments.

(c) In the event that the Consent of any Person, if required in order for the Provider to provide Services, is not obtained reasonably promptly after the Closing Date, the Provider shall notify the Receiver and the Parties shall cooperate in devising an alternative manner for the provision of the Services affected by such failure to obtain such Consent and the Cost of Services associated therewith, such alternative manner and Cost of Services to be reasonably satisfactory to both Parties and agreed to in writing; provided that the Provider will not be required to undertake any activities that increase, in any material respect, the resources required of it to perform such affected Services. If the Parties elect such an alternative plan, the Provider shall provide the Services in such alternative manner and the Receiver shall pay for such Services based on the alternative Cost of Services. In the alternative, the Receiver (in its sole discretion) may terminate the affected Services without cost, penalty or liability to the Receiver.
SECTION 5.02. Compliance with Laws. The Services shall not include, and no Provider (and no Affiliate or Sub-Contractor of such Provider) shall be obligated to provide, any service the provision of which to the Receiver following the Closing Date would constitute a violation of any Law.
SECTION 5.03. Force Majeure. In the event the performance of any terms or provisions hereof is delayed or prevented, in whole or in part, because of or related to compliance with any Law or requirement of any national securities exchange, or because of riot, war, public disturbance, public health event, strike, labor dispute, fire, explosion, storm, flood, act of God or act of terrorism that is not within the control of the Provider and which by the exercise of reasonable diligence the Provider is unable to prevent, or for any other reason that is not within the control of the Provider and which by the exercise of reasonable diligence the Provider is unable to prevent (each, a “Force Majeure Event”), then upon prompt written notice, stating the date and extent of such interference and the Force Majeure Event that is the cause thereof, by the Provider to the Receiver, the Provider shall be excused from its obligations hereunder during the period such Force Majeure Event or its effects continue, and no liability shall attach against the Provider on account thereof; provided, however, that the Provider shall promptly resume the required performance upon the cessation of the Force Majeure Event or its effects. No Provider shall be excused pursuant to this Section 5.03 from performance of its obligations if such Provider fails to use commercially reasonable efforts to avoid the effects of the Force Majeure Event and remove the cause and effects of the Force Majeure Event. If the Provider’s performance under this Agreement is suspended or rendered impractical by reason of a Force Majeure Event for a period in excess of thirty (30) days during the term of this Agreement, the Receiver shall have the right (but not the obligation) to terminate this Agreement with respect to the disrupted Services immediately upon written notice to the Provider. A Force Majeure Event shall not operate to delay the Applicable Termination Date for the disrupted Services or to limit amounts payable for Services rendered on or prior to the actual date of the Force Majeure Event.
SECTION 5.04. Interim Basis Only. Each Party acknowledges that the purpose of this Agreement is for such Party to receive, and the other Party to provide, the Services on an interim basis and that the Services provided hereunder are transitional in nature.
SECTION 5.05. Third Parties. Notwithstanding anything to the contrary herein, the Provider (and the Affiliates and Sub-Contractors of such Provider) shall not be required to perform or to cause to be performed any of the Services for the benefit of any third party or any other Person other than the Receiver.
ARTICLE VI

Intellectual Property and Data
SECTION 6.01. Use of Intellectual Property. Each Party, on behalf of itself and the other members of its Group, hereby grants to the members of the other Party’s Group and to their respective Affiliates and Sub-Contractors, if applicable, providing the Services under this Agreement a nonexclusive, nontransferable, world-wide, royalty-free, sublicensable license, for the term of this Agreement, to use the Intellectual Property owned by such Party and the other members of its Group solely to the extent necessary for the other Party, the other members of the other Party’s Group and their respective Affiliates and Sub-Contractors, if applicable, to perform their obligations hereunder.
SECTION 6.02. Ownership of Intellectual Property.
(a) Subject to the terms of the Separation Agreement, the Provider acknowledges and agrees that it shall acquire no right, title or interest (including any license rights or rights of use) to any work product resulting from the provision of Services hereunder for the Receiver’s exclusive use and such work product shall remain the exclusive property of the Receiver. To the extent title to any such work product vests in the Provider by operation of Law, the Provider hereby assigns (and shall use commercially reasonable efforts to cause any Affiliate or Sub-Contractor of such Provider to assign) to the Receiver all right, title and interest in and to such work product, including all rights in Intellectual Property therein, and the Provider shall (and shall use commercially reasonable efforts to cause any Affiliate or Sub-Contractor of such Provider to) provide such assistance and execute such documents as the Receiver may reasonably request to assign to such Receiver all right, title and interest in and to such work product.
(b) The Receiver acknowledges and agrees that it shall acquire no right, title or interest (other than a non-exclusive, perpetual, royalty-free worldwide right of use) to any work product resulting from the provision of Services hereunder that is not for the Receiver’s exclusive use and such work product shall remain the exclusive property of the Provider.
SECTION 6.03. Title to Intellectual Property; Title to Data. The Receiver acknowledges that (a) except as otherwise expressly provided herein, all procedures, methods, systems, strategies and other Intellectual Property used by the Provider in connection with the provision of Services shall remain the property of the Provider and shall at all times be under the sole direction and control of the Provider and (b) it shall acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, or the licenses therefor that are owned by the Provider or its Affiliates, by reason of the provision of the Services hereunder, except as expressly provided in Section 6.01 and Section 8.05.
SECTION 6.04. Third-Party Software. Each Party acknowledges that it may be necessary to make proprietary and/or third-party software available to the other Party in the course of and for the purpose of performing and receiving the Services. Each Party (a) shall comply with the license restrictions applicable to any and all proprietary or third-party software made available to such Party by the other Party in the course of the provision and receipt of Services hereunder, (b) acknowledges receipt of the license terms of use applicable to all proprietary or third-party software in its possession as of the Closing Date and (c) agrees that it shall be responsible for providing to the other Party a copy of the applicable license terms (or, solely with respect to open source software or other software with publicly available license terms, information sufficient to direct such other Party to a copy thereof) for any and all proprietary or third-party software first made available to such other Party after the Closing Date, solely to the extent such provision would not violate the providing Party’s duty of confidentiality owed to any third party.
SECTION 6.05. Data Privacy. Each Party shall, and shall cause the other members of its Group and their respective Sub-Contractors to, comply with all Privacy and Data Security Requirements that may apply in relation to the Processing of Personal Information in connection with the Services. The Data Processing Addendum set forth in Schedule C (the “Data Processing Addendum”) describes the Parties’ respective roles and responsibilities for the Processing and control of Personal Information in connection with the Services. In the event of a conflict between the terms and conditions of the Data Processing Addendum and any other terms and conditions of this Agreement, including any other Schedules, the Data Processing Addendum shall govern and control with respect to the Processing and control of Personal Information in connection with the Services.
ARTICLE VII

Compensation
SECTION 7.01. Compensation for Services.
(a) As compensation for each Service rendered pursuant to this Agreement, each Receiver shall be required to pay to the corresponding Provider the Cost of Services specified for such Service in Schedule A or Schedule B, as applicable.
(b) During the term of this Agreement, the Cost of Service for a Service may increase to the extent of any increase in the applicable Cost of Services during a Service Extension, in accordance with Section 8.02.
(c) The amount of any actual and documented sales tax, value-added tax, goods and services tax or similar tax that is required to be assessed and remitted by a Provider in connection with the Services provided hereunder (“Sales Taxes”) shall be promptly paid to such Provider by the corresponding Receiver in accordance with Section 7.02. Such payment shall be in addition to the Cost of Services set forth in Schedule A or Schedule B, as applicable (unless such Sales Tax is expressly already accounted for in the applicable Cost of Services).
SECTION 7.02. Payment Terms.
(a) Except as otherwise set forth on Schedule A or Schedule B, each Provider shall bill the corresponding Receiver monthly, within 30 days following the end of each month, an amount equal to the aggregate Cost of Services due for all Services provided in such month, plus any Sales Taxes. Invoices shall be directed to the Receiver’s Service Manager, or to such other Person designated in writing from time to time by such Service Manager. The Receiver shall pay any undisputed amount in full within 30 days after receipt of each invoice by wire transfer of immediately available funds in U.S. Dollars to the account designated by the Provider for this purpose. Each invoice shall set forth in reasonable detail the calculation of the charges and amounts and applicable Sales Taxes, for each Service during the month or other specified interval to which such invoice relates. In addition to any other remedies for non-payment of any undisputed amount, if any payment for any undisputed amount is not received by the Provider on or before the date such undisputed amount is due, then a late payment interest charge, calculated at a rate per annum equal to the Benchmark Rate plus two percent (2%), shall immediately begin to accrue and any such late payment interest charges shall become immediately due.

(b) The Parties shall work in good faith to promptly resolve any disputes arising with respect to any objection to the amount of any invoice; provided that any such dispute not resolved within 30 days shall be deemed to be a Dispute hereunder subject to the provisions applicable to Disputes set forth in Section 11.01.
SECTION 7.03. Books and Records. Each Party shall, and shall cause the other members of its Group to, maintain complete and accurate books of account as necessary to support calculations of the Cost of Services for the Services rendered by it or the other members of its Group and shall make such books available to the other Party, upon reasonable notice, during normal business hours; provided, however, that to the extent that the books of Vista Outdoor or Revelyst, as applicable, or the books of the other members of such Party’s Group, contain Information relating to any other aspect of the Vista Outdoor Business or the Revelyst Business, as applicable, the Parties shall negotiate a procedure to provide the applicable Party with necessary access while preserving the confidentiality of such other records.
SECTION 7.04. Withholding. Any and all payments made under this Agreement by the Receiver shall be made free and clear of, and without deduction or withholding for or on account of, any taxes, except as required by applicable Law. To the extent any taxes are so deducted or withheld and paid over to the appropriate Governmental Authority, such taxes shall be treated as having been paid to the Provider for purposes of this Agreement; provided, however, that the Receiver shall notify the Provider in writing of any anticipated withholding at least 15 business days prior to making any such deduction or withholding and shall use commercially reasonable efforts to cooperate with the Provider in obtaining any available exemption from or reduction of such deduction or withholding. If the Provider is exempt from any such taxes, the Provider shall furnish the Receiver with a valid and properly completed certificate or other documentation required under applicable Law to establish such exemption. The Receiver shall promptly provide to such Provider tax receipts or other documents evidencing the payment of any such deducted or withheld amount to the applicable Governmental Authority. The Parties shall use, and shall cause their respective Affiliates to use, commercially reasonable efforts to minimize Sales Taxes and taxes otherwise required to be deducted or withheld by each Receiver hereunder.
SECTION 7.05. No Offset. No Receiver shall withhold any payments to the corresponding Provider under this Agreement in order to offset payments due to such Receiver pursuant to this Agreement, the Separation Agreement, any other Ancillary Agreement or otherwise, unless such withholding is mutually agreed by the Parties or is provided for in the final ruling of a court having jurisdiction pursuant to Section 11.06. Any required adjustment to payments due hereunder shall be made as a subsequent invoice.
ARTICLE VIII

Term
SECTION 8.01. Commencement. This Agreement is effective as of the date hereof and shall remain in effect with respect to a particular Service until the occurrence of the Applicable Termination Date applicable to such Service (or, subject to the terms of Section 8.02, the expiration of any Service Extension applicable to such Service), unless earlier terminated (a) in its entirety or with respect to a particular Service, in each case in accordance with Section 8.03, or (b) by mutual consent of the Parties. Notwithstanding anything to the contrary contained herein, if the Separation Agreement shall be terminated in accordance with its terms, this Agreement shall be automatically terminated and void ab initio with no further action by the Parties and shall be of no force and effect.
SECTION 8.02. Service Extension. If a Receiver reasonably determines that it will require a Service to continue beyond the Applicable Termination Date or the end of an extension period previously granted pursuant to this Section 8.02, such Receiver may request the corresponding Provider to extend the term of such Service for the desired renewal period(s) (each, a “Service Extension”) by written notice to such Provider no less than 45 days prior to the end of the then-current Service term; provided that no Service shall be extended beyond the date that is 24 months after the Closing Date. The Provider shall respond in its sole discretion to any such request for a Service Extension within 15 days of receipt of such request. The Parties shall amend the terms of Schedule A or Schedule B, as applicable, to reflect the new Service term and Cost of Service to the extent mutually agreed in writing, following such agreement relating to a Service Extension, subject to the conditions set forth in this Section 8.02; provided that the Cost of Service with respect to any new term for a Service shall remain the same as the Cost of Service of the prior term for such Service unless the Provider’s cost of providing such Service has materially changed, in which case the Parties shall work together in good faith to agree to a new Cost of Service which reflects the Provider’s increased cost of providing such Service. Each such amended Schedule A or Schedule B, as applicable, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement.
SECTION 8.03. Termination.
(a) Except for any non-payment of Cost of Services which is based on a good faith objection by the Receiver, if a Party materially breaches any of its obligations under this Agreement (and the period for resolution of the Dispute relating to such breach set forth in Section 11.01 has expired), the non-breaching Party may terminate this Agreement with respect to the Service for which such obligations are owed, effective upon not less than 30 days’ written notice of termination to the breaching Party, if the breaching Party does not cure such default within 30 days after receiving written notice thereof from the non-breaching Party. The termination of this Agreement with respect to any Service pursuant to this Section 8.03 shall not affect the Parties’ rights or obligations under this Agreement with respect to any other Service.
(b) Except as otherwise provided by Law, either Party may terminate this Agreement upon written notice to the other Party if the other Party makes a general assignment for the benefit of creditors or becomes insolvent, or a receiver is appointed for, or a court approves reorganization or arrangement proceedings on, such Party.
(c) Except as otherwise provided in this Agreement or Schedule A or Schedule B, a Receiver shall be entitled to terminate one or more Services being provided by any Provider for any reason or no reason at all, upon, as applicable (i) not less than 30 days’ prior written notice for Services with an Applicable Termination Date (as specified with respect to such Service in Schedule A or Schedule B, as applicable, as of the date hereof) that is less than or equal to 12 months after the Closing Date or (ii) not less than 90 days’ prior written notice for Services with an Applicable Termination Date (as specified with respect to such Service in Schedule A or Schedule B, as applicable, as of the date hereof) that is more than 12 months after the Closing Date; provided that, in the event that the Provider sends a written notice to the Receiver stating that the proposed termination will materially and adversely affect the Provider’s ability to provide any other Services provided by the Provider, the proposed termination shall not be effective unless the Receiver agrees to also terminate such other affected Services.
(d) This Agreement or any Service may be terminated at any time by the mutual written agreement of the Parties.

SECTION 8.04. Effect of Termination. In the event of any termination of this Agreement in its entirety or with respect to any Service, each Provider and Receiver shall remain liable for all of their respective obligations that accrued hereunder prior to the date of such termination, including all obligations of each Receiver to pay any amounts due to any Provider hereunder. In the event of any termination of this Agreement with respect to any Service by the Receiver prior to the expiration of the term for such Service as set forth on Schedule A or Schedule B, as applicable, as such term may have been extended pursuant to Section 8.02, the Receiver shall be liable for any third-party costs and expenses that the Provider is contractually obligated to pay in connection with such Service with respect to the remainder of the term of such Service; provided that the Provider shall use commercially reasonable efforts to mitigate any such costs and expenses.
SECTION 8.05. Return of Books, Records and Files. Upon the request of the Receiver after the termination of a Service with respect to which the Provider holds books, records or files, including current and archived copies of computer files, (a) owned solely by the Receiver or its Affiliates and used by the Provider in connection with the provision of a Service pursuant to this Agreement or (b) created by the Provider and in the Provider’s possession as a function of and relating solely to the provision of Services pursuant to this Agreement, such books, records and files shall either be returned to the Receiver or deleted or destroyed by the Provider, other than such books, records and files electronically preserved or recorded within any computerized data storage device or component (including any hard drive or database) pursuant to automatic or routine backup procedures generally accessible only by legal, IT or compliance personnel, which such books, records and files shall not be used by the Provider for any other purpose. Upon the request of the Receiver, the Provider shall provide confirmation of such deletion or destruction, if any. The Receiver shall bear the Provider’s reasonable, necessary and actual out-of-pocket costs and expenses associated with the return or destruction of such books, records or files. At its expense, the Provider may make one copy of such books, records or files for its legal files.
ARTICLE IX

Indemnification; Limitation on Liability
SECTION 9.01. Indemnification.
(a) Revelyst, on behalf of each member of the Revelyst Group in its capacity as a Receiver, shall indemnify, defend and hold harmless Vista Outdoor and the other Vista Outdoor Indemnitees from and against any and all Liabilities incurred by such Vista Outdoor Indemnitee and arising out of, in connection with or by reason of any Services provided by any member of the Vista Outdoor Group hereunder, except to the extent such Liabilities arise out of a Vista Outdoor Group member’s (i) breach of this Agreement, (ii) violation of any Laws in providing any Services or (iii) gross negligence or willful misconduct in providing any Services.
(b) Vista Outdoor, on behalf of each member of the Vista Outdoor Group in its capacity as a Receiver, shall indemnify, defend and hold harmless Revelyst and the other Revelyst Indemnitees from and against any and all Liabilities incurred by such Revelyst Indemnitee and arising out of, in connection with or by reason of any Services provided by any member of the Revelyst Group hereunder, except to the extent such Liabilities arise out of a Revelyst Group member’s (i) breach of this Agreement, (ii) violation of any Laws in providing any Services or (iii) gross negligence or willful misconduct in providing any Services.

SECTION 9.02. Limitation on Liability.
(a) Neither Vista Outdoor, in its capacity as a Provider, nor any other member of the Vista Outdoor Group acting in the capacity of a Provider, nor any Vista Outdoor Indemnitee, shall be liable (whether such liability is direct or indirect, in contract or tort or otherwise) to Revelyst or any other member of the Revelyst Group or any of the Revelyst Indemnitees for any Liabilities arising out of, related to or in connection with or by reason of this Agreement or any Services provided hereunder, except to the extent that such Liabilities arise out of Vista Outdoor’s (or a member of the Vista Outdoor Group’s) (i) breach of this Agreement, (ii) violation of any Laws in providing the Services or (iii) gross negligence or willful misconduct in providing any Services; provided that nothing in this Section 9.02(a) shall be deemed to limit the rights of Revelyst or any other member of the Revelyst Group under Section 9.02(h), in its capacity as a Receiver, regarding Insurance Proceeds in respect of Third-Party Claims.
(b) Neither Revelyst, in its capacity as a Provider, nor any other member of the Revelyst Group acting in the capacity of a Provider, nor any Revelyst Indemnitee, shall be liable (whether such liability is direct or indirect, in contract or tort or otherwise) to Vista Outdoor or any other member of the Vista Outdoor Group or any of the Vista Outdoor Indemnitees for any Liabilities arising out of, related to or in connection with or by reason of this Agreement or any Services provided hereunder, except to the extent that such Liabilities arise out of Revelyst’s (or a member of the Revelyst Group’s) (i) breach of this Agreement, (ii) violation of any Laws in providing the Services or (iii) gross negligence or willful misconduct in providing any Services; provided that nothing in this Section 9.02(b) shall be deemed to limit the rights of Vista Outdoor or any other member of the Vista Outdoor Group under Section 9.02(i), in its capacity as a Receiver, regarding Insurance Proceeds in respect of Third-Party Claims.
(c) IN NO EVENT SHALL VISTA OUTDOOR, IN ITS CAPACITY AS A PROVIDER, NOR ANY OTHER MEMBER OF THE VISTA OUTDOOR GROUP ACTING IN THE CAPACITY OF A PROVIDER, NOR ANY VISTA OUTDOOR INDEMNITEE, BE LIABLE, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE TO REVELYST OR ANY OTHER MEMBER OF THE REVELYST GROUP OR ANY OF THE REVELYST INDEMNITEES FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF PROFITS) AS A RESULT OF ANY BREACH, PERFORMANCE OR NON-PERFORMANCE BY VISTA OUTDOOR UNDER THIS AGREEMENT, EXCEPT AS MAY BE PAYABLE TO A CLAIMANT IN A THIRD-PARTY CLAIM.
(d) IN NO EVENT SHALL REVELYST, IN ITS CAPACITY AS A PROVIDER, NOR ANY OTHER MEMBER OF THE REVELYST GROUP ACTING IN THE CAPACITY OF A PROVIDER, NOR ANY REVELYST INDEMNITEE, BE LIABLE, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE TO VISTA OUTDOOR OR ANY OTHER MEMBER OF THE VISTA OUTDOOR GROUP OR ANY OF THE VISTA OUTDOOR INDEMNITEES FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF PROFITS) AS A RESULT OF ANY BREACH, PERFORMANCE OR NON-PERFORMANCE BY REVELYST UNDER THIS AGREEMENT, EXCEPT AS MAY BE PAYABLE TO A CLAIMANT IN A THIRD-PARTY CLAIM.
(e) THE TOTAL LIABILITY OF THE MEMBERS OF THE VISTA OUTDOOR GROUP, IN THEIR CAPACITY AS PROVIDERS, TO THE REVELYST GROUP ARISING OUT OF, RELATED TO OR IN CONNECTION WITH OR BY REASON OF ANY SERVICES PROVIDED HEREUNDER FOR ANY CLAIM SHALL NOT EXCEED IN THE AGGREGATE AN AMOUNT EQUAL TO THE TOTAL AMOUNT PAID OR PAYABLE TO VISTA OUTDOOR FOR SERVICES UNDER THIS AGREEMENT. THE TOTAL LIABILITY

OF THE MEMBERS OF THE REVELYST GROUP, IN THEIR CAPACITY AS PROVIDERS, TO THE VISTA OUTDOOR GROUP ARISING OUT OF, RELATED TO OR IN CONNECTION WITH OR BY REASON OF ANY SERVICES PROVIDED HEREUNDER FOR ANY CLAIM SHALL NOT EXCEED IN THE AGGREGATE AN AMOUNT EQUAL TO THE TOTAL AMOUNT PAID OR PAYABLE TO REVELYST FOR SERVICES UNDER THIS AGREEMENT.
(f) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN IS INTENDED TO OR SHALL LIMIT IN ANY WAY EITHER PARTY’S LIABILITY FOR ACTUAL FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(g) Each Party understands and agrees that the Parties have allocated responsibilities and risks of loss and limited liabilities of the Parties as stated in this Agreement based on the recognition that neither Party is in the business of providing the Services to third parties. Such allocations and limitations are fundamental elements of the basis of the bargain between the Parties and neither Party would be able or willing to provide the Services without the protections provided by such allocations and limitations. Each Party acknowledges (on behalf of each member of its Group in its capacity as a Receiver, and any Indemnitee thereof) that (i) neither the other Party nor the other members of the other Party’s Group is a commercial provider of the Services provided herein, (ii) the other Party is providing, or causing the other members of its Group to provide, the Services in connection with the Separation and the Merger and (iii) this Agreement is not intended by the Parties to have (A) Vista Outdoor or any other member of the Vista Outdoor Group manage or operate the Revelyst Business, in lieu of Revelyst or any other member of the Revelyst Group or any other Revelyst Indemnitee or (B) Revelyst or any other member of the Revelyst Group manage or operate the Vista Outdoor Business, in lieu of Vista Outdoor or any other member of the Vista Outdoor Group or any other Vista Outdoor Indemnitee. The Parties agree that the foregoing shall be taken into consideration in any claim made under this Agreement.
(h) If Vista Outdoor, in its capacity as a Provider, or any other member of the Vista Outdoor Group acting in the capacity of a Provider, or any Vista Outdoor Indemnitee, shall be liable to any Revelyst Indemnitee for any Liability arising out of a Third-Party Claim arising out of, related to or in connection with or by reason of any Services provided hereunder, Vista Outdoor, at the request of such Revelyst Indemnitee, shall use commercially reasonable efforts to pursue and recover any available Insurance Proceeds under applicable insurance policies. Promptly upon the actual receipt of any such Insurance Proceeds, Vista Outdoor shall pay such Insurance Proceeds (net of any reasonable costs or expenses incurred in the collection of such Insurance Proceeds) to such Revelyst Indemnitee to the extent of the Liability arising out of such Third-Party Claim.
(i) If Revelyst, in its capacity as a Provider, or any other member of the Revelyst Group acting in the capacity of a Provider, or any Revelyst Indemnitee, shall be liable to a Vista Outdoor Indemnitee for any Liability arising out of a Third-Party Claim arising out of, related to or in connection with or by reason of any Services provided hereunder, Revelyst, at the request of such Vista Outdoor Indemnitee, shall use commercially reasonable efforts to pursue and recover any available Insurance Proceeds under applicable insurance policies. Promptly upon the actual receipt of any such Insurance Proceeds, Revelyst shall pay such Insurance Proceeds (net of any reasonable costs or expenses incurred in the collection of such Insurance Proceeds) to such Vista Outdoor Indemnitee to the extent of the Liability arising out of such Third-Party Claim.

ARTICLE X

Other Covenants
SECTION 10.01. Attorney-in-Fact. On a case-by-case basis, the Receiver shall execute documents necessary to appoint the Provider as its attorney-in-fact for the sole purpose of executing any and all documents and instruments reasonably required to be executed in connection with the performance by the Provider of any Service under this Agreement.
ARTICLE XI

Miscellaneous
SECTION 11.01. Disputes. Except as otherwise provided in this Agreement, the Parties shall resolve all disputes arising under or in connection with this Agreement (each, a “Dispute”) in accordance with the following procedures (including, for the avoidance of doubt, any Dispute relating to payments with respect to the Services). All Disputes shall be first considered in person, by teleconference or by video conference within five business days after receipt of notice from either Party specifying the nature of the Dispute (a “Dispute Notice”) by the Service Managers and, if such Dispute concerns a particular Service or Function, the Contacts whose names are set forth on Schedule A or Schedule B, as applicable, with respect to such Service or Function. If any Dispute is not resolved by the Service Managers, and such Contacts, if any, within 10 business days after receipt of a Dispute Notice, then, upon the written request of either Party, each Party shall designate a representative who does not spend a substantial portion of his or her time on activities relating to this Agreement to meet in person, by teleconference or by video conference with the other Party’s designated representative for the purpose of resolving the Dispute. The designated representatives shall negotiate in good faith to resolve the Dispute. If they do not resolve the Dispute within 10 business days after the date the Dispute was referred to them, the Parties may pursue any other rights, remedies or actions that may be available to them under this Agreement or at Law.
SECTION 11.02. Separation Agreement. The Parties agree that, in the event of a conflict between the terms of this Agreement, on the one hand, and the Separation Agreement or the Merger Agreement, on the other hand, with respect to the subject matter hereof, the terms of this Agreement shall govern.
SECTION 11.03. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating a relationship of principal and agent, partnership or joint venture between the Parties, between Providers and Receivers or with any individual providing Services, it being understood and agreed that no provision contained herein, and no act of any Party or members of their respective Groups, shall be deemed to create any relationship between the Parties or members of their respective Groups other than the relationship set forth herein. Each Party and each Provider shall act under this Agreement solely as an independent contractor and not as an agent or employee of any other Party or any of such Party’s Affiliates.
SECTION 11.04. Confidentiality. Each Party hereby acknowledges that confidential Information of such Party or members of its Group may be exposed to employees and agents of the other Party or its Group as a result of the activities contemplated by this Agreement. Each Party agrees, on behalf of itself and its Affiliates, that such Party’s obligation (and the obligation of members of its Group) to use and keep confidential such Information of the other Party or its Group shall be governed by Sections 6.01(c) and 6.09 of the Separation Agreement.
SECTION 11.05. Counterparts; Entire Agreement.
(a) This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by electronic or PDF signature and scanned and exchanged by electronic mail, and such electronic or PDF signature shall constitute an original for all purposes.
(b) This Agreement, the other Transaction Documents (as defined in the Merger Agreement) and any Annexes, Exhibits and Schedules hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein.
SECTION 11.06. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware state court or the federal court sitting in the State of Delaware) over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby, including their execution, performance or enforcement, whether in contract, tort or otherwise. Each of the Parties hereby agrees that it shall not assert, and hereby waives, any claim or right or defense that it is not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Each Party agrees that a final judgment in any Action resolved in accordance with this Section 11.06 be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY SERVICES PROVIDED HEREUNDER.
SECTION 11.07. Assignability. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the two immediately preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment permitted by this Section 11.07 shall release the assigning party from liability for the full performance of its obligations under this Agreement. Nothing in this Section 11.07 shall affect or impair a Provider’s ability to delegate any or all of its obligations under this Agreement to one or more Affiliates or Sub-Contractors pursuant to Section 2.03(b).
SECTION 11.08. Third-Party Beneficiaries. The Vista Outdoor Indemnitees and the Revelyst Indemnitees, in their capacities as such, shall be third-party beneficiaries of the indemnification rights provided under this Agreement. Other than as set forth in the immediately preceding sentence, (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third-party Person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.
SECTION 11.09. Notices. All notices or other communications under this Agreement shall be in writing and shall be provided in the manner set forth in the Separation Agreement.
SECTION 11.10. Survival. Notwithstanding anything to the contrary contained herein, Section 2.05, Article VII, Article VIII, Article IX and Article XI of this Agreement shall survive the termination of this Agreement.
SECTION 11.11. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.
SECTION 11.12. Headings. The article, section and paragraph headings contained in this Agreement, including in the table of contents of this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
SECTION 11.13. Waivers of Default. No failure or delay of either Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by either Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.
SECTION 11.14. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by either Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.
SECTION 11.15. Interpretation. The rules of interpretation set forth in Section 11.14 of the Separation Agreement are incorporated by reference into this Agreement, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

VISTA OUTDOOR INC.
by
/s/ Jason Vanderbrink
Name: Jason Vanderbrink
Title: Co-Chief Executive Officer

REVELYST, INC.
by
/s/ Eric Nyman
Name: Eric Nyman
Title: President & Chief Executive Officer
[Signature Page to Transition Services Agreement]

Schedule A

Services to be Provided to Revelyst, Inc.

[***]

Schedule B

Services to be Provided to Revelyst, Inc.

[***]

Schedule C

Data Processing Addendum

[***]